UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

7F, No. 267 Qu Yang Road Hongkou District Shanghai, China (Address of principal executive offices)	200081 (Zip Code)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the loan agreement between Hold and Opt Investments Limited entered into on May 21, 2009, China Energy Recovery, Inc. (“Company”) was obligated to create a class of preferred stock for the benefit of the lender.  The terms of preferred stock are operative only in the event of a default under the loan agreement.

On June 2, 2009, the Company filed the required Certificate of Designation, Preferences and Rights of Series B Preferred Stock of China Energy Recovery, Inc. (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, and thereafter issued the 100 shares of Series B Preferred Stock, par value $0.001 per share, thereby created.  A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Designation, Preferences and Rights of Series B Preferred Stock of China Energy Recovery, Inc.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.
Date: June 5, 2009	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Designation, Preferences and Rights of Series B Preferred Stock of China Energy Recovery, Inc.